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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 of First Virtual Communications, Inc. of our report dated January 30, 2002 except for Note 13 for which the date is March 29, 2002 relating to the consolidated financial statements of First Virtual Communications, Inc., which appear in First Virtual Communication's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the incorporation by reference of our report, dated January 30, 2002, relating to the financial statement schedules, which appears in First Virtual Communications' Annual Report on Form 10-K/A for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
San Jose, California
July 15, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS